Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Variable Insurance Products Fund IV: Freedom 2005 Portfolio, Freedom 2010 Portfolio, Freedom 2015 Portfolio, Freedom 2020 Portfolio, Freedom 2025 Portfolio, Freedom 2030 Portfolio and Freedom Income Portfolio, which is included in Post-Effective Amendment No. 76 to the Registration Statement No. 811-03759 on Form N-1A.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
April 21, 2005